UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2009

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2009, Lam Research Corporation (the “Company”) entered into Employment Agreements with Stephen G. Newberry (the “Newberry Agreement”), Martin B. Anstice (the “Anstice Agreement”), and Ernest E. Maddock (the “Maddock Agreement”). The Company also entered into change in control agreements (the “Change in Control Agreements”) with certain other executive officers of the Company, including Abdi Hariri and Richard Gottscho. All of the agreements are effective as of July 1, 2009.

The summaries of the terms of the agreements that follow are qualified in their entirety by the respective texts of such agreements. The Newberry Agreement, the Anstice Agreement, the Maddock Agreement, and the form of the Change in Control Agreements are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Newberry Agreement

The Newberry Agreement supersedes the Employment Agreement between the Company and Mr. Newberry dated January 1, 2003, as amended December 17, 2008. The Newberry Agreement provides that Mr. Newberry shall serve as the Company’s President and Chief Executive Officer, for a term commencing on July 1, 2009 and ending on June 30, 2012, subject to the right of the Company or Mr. Newberry, under certain circumstances, to terminate the Newberry Agreement prior to June 30, 2012, and provided that Mr. Newberry’s employment under the Newberry Agreement will terminate immediately upon his death or “disability,” as defined in the Newberry Agreement.

Under the Newberry Agreement, Mr. Newberry will receive a base salary of $800,000 per year ($660,000 per year while the Company’s current executive salary reduction program remains in effect), subject to annual adjustment at the discretion of the independent members of the Board. Mr. Newberry is also entitled to participate in any short-term or long-term variable compensation plans offered by the Company to its executive officers generally, subject to the applicable terms and conditions of such plans and the determination of the independent members of the Board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Newberry will receive other benefits, such as health insurance, vacation, and other benefit plans and compensation programs generally applicable to executive officers of the Company.

If a “change in control” (as defined in the Newberry Agreement) of the Company occurs during the period of Mr. Newberry’s employment under the Newberry Agreement, and if there is an “involuntary termination” (as defined in the Newberry Agreement) of Mr. Newberry’s employment either in contemplation of or within the 12 months following such change in control, Mr. Newberry will be entitled to (1) a lump-sum cash payment equal to 18 months of Mr. Newberry’s then-current base salary (without giving effect to any salary reduction program currently in place), plus an amount equal to the average of the last five annual payments made to Mr. Newberry under the Company’s Annual Incentive Plan or any predecessor or successor plans (the “Short Term Plan,” and such average, the “Short Term Plan Average”), plus an additional amount equal to the Short Term Plan Average multiplied by the number of full months worked in the calendar year in which Mr. Newberry’s employment is terminated divided by twelve; (2) payment of any amounts under the Short Term Plan which were earned by Mr. Newberry but not yet paid; (3) medical benefits, as described in the Newberry Agreement; (4) vesting, as of the date of termination, of the unvested portions of any stock option or restricted stock unit awards granted to Mr. Newberry prior to the change in control, and issuance of shares underlying any restricted stock units (“RSUs”) within 10 days of the date of termination; and (5) payment of any amounts accrued as of the change in control under any long-term cash-based variable compensation plans of the Company (the “Long Term Plans”), plus an amount equal to the remaining target amount under the Long Term Plans.

If Mr. Newberry is involuntarily terminated other than in connection with a change in control, he will be entitled to (1) a lump-sum cash payment equal to 18 months of Mr. Newberry’s then-current base salary (without giving effect to any salary reduction program currently in place), plus an amount equal to the Short Term Plan Average, plus an amount equal to the amount which Mr. Newberry would have earned under the Short Term Plan for such calendar year multiplied by the number of full months worked in the calendar year in which Mr. Newberry’s employment is terminated divided by twelve (the “Pro-Rated Short Term Plan Amount”); (2) payment of certain accrued but unpaid amounts under the Short Term Plan and any Long Term Plan; (3) medical benefits, as described in the Newberry Agreement; and (4) vesting of any unvested stock options or RSUs that were granted twelve (12) months or more before the termination date, in an amount such that the total vested shares under any such awards equals the total number of calendar months worked, divided by the total number of months over which such award vests, multiplied by the number of shares subject to such award.

In the event of Mr. Newberry’s death or disability, he (or his estate) will be entitled to (1) a lump-sum cash payment equal to 12 months of Mr. Newberry’s then-current base salary (without giving effect to any salary reduction program currently in place) less, in the case of Mr. Newberry’s death, certain insurance payments plus the Pro-Rated Short Term Plan Amount; (2) payment of certain accrued but unpaid amounts under the Short Term Plan and any Long Term Plan; (3) medical benefits (in the case of Mr. Newberry’s death, benefits to which Mr. Newberry’s dependents are entitled); and (4) vesting of any unvested stock options or RSUs, in an amount equal to the greater of 50% of such awards or an amount such that the total vested shares under any such awards equals the total number of calendar months worked, divided by the total number of months over which such award vests, multiplied by the number of shares subject to such award.

In the event of any other termination of Mr. Newberry’s employment during the term of the Newberry Agreement, Mr. Newberry will be entitled to payment of any earned but unpaid base salary, any accrued and unused vacation, and reimbursement for any expenses incurred in connection with the business of the Company. If Mr. Newberry voluntarily resigns, he will be entitled to no additional benefits, any unvested stock options will be cancelled 90 days after the date of termination unless earlier exercised, and any RSUs will be cancelled on the date of termination.

The Newberry Agreement subjects Mr. Newberry to customary confidentiality and non-competition obligations during the term of the Newberry Agreement, and non-solicitation obligations for a period of six months following the termination of his employment.

Anstice Agreement

The terms of the Anstice Agreement are substantively similar to those of the Newberry Agreement, with the following material differences:

The Anstice Agreement provides that Mr. Anstice shall serve as an Executive Vice President of the Company.

Under the Anstice Agreement, Mr. Anstice will receive a base salary of $450,000 ($393,750 per year while the Company’s executive salary reduction program remains in effect), subject to annual adjustment at the discretion of the Compensation Committee of the Board.

The severance terms of the Anstice Agreement are generally similar to those of the Newberry Agreement, provided that (1) Mr. Anstice will receive 12 months’ base salary instead of 18 months’ base salary in the event of his involuntary termination, whether or not in connection with a change in control; (2) instead of a payment of the full Short Term Plan Average, a payment of 50% of the Short Term Plan Average; and (3) in the event of death or disability, neither Mr. Anstice nor his estate will be entitled to any payment based on Mr. Anstice’s base salary.

Maddock Agreement

The terms of the Maddock Agreement are substantively similar to those of the Anstice Agreement, with the following material differences:

The Maddock Agreement provides that Mr. Maddock shall serve as a Senior Vice President of the Company.

Under the Maddock Agreement, Mr. Maddock will receive a base salary of $440,000 ($385,000 per year while the Company’s executive salary reduction program remains in effect), subject to annual adjustment at the discretion of the Compensation Committee of the Board.

Change in Control Agreements

The Change in Control Agreements provide that, if a “change in control” (as defined in the applicable Change in Control Agreement) of the Company occurs during the period of employment of the applicable executive officer under the Change in Control Agreement, and there is an “involuntary termination” (as defined in the Change in Control Agreement) of the executive officer’s employment either in contemplation of or within the 12 months following such change in control, the executive officer will be entitled to payments and benefits substantively similar to those contained in the change of control provisions of the Anstice Agreement and the Maddock Agreement.

The Change in Control Agreements contain confidentiality, non-competition, and non-solicitation terms which are substantively similar to those of the Newberry Agreement, the Anstice Agreement and the Maddock Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement with Stephen G. Newberry, effective July 1, 2009

10.2	Employment Agreement with Martin B. Anstice, effective July 1, 2009

10.3	Employment Agreement with Ernest E. Maddock, effective July 1, 2009

10.4	Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009

LAM RESEARCH CORPORATION

By:	/s/ Sarah A. O’Dowd
Sarah A. O’Dowd
Group Vice President, HR and Chief Legal Officer

Exhibit Index

10.1	Employment Agreement with Stephen G. Newberry, effective July 1, 2009

10.2	Employment Agreement with Martin B. Anstice, effective July 1, 2009

10.3	Employment Agreement with Ernest E. Maddock, effective July 1, 2009

10.4	Form of Change in Control Agreement